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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Standard Management Corporation for the registration of 990,000 shares of its common stock pertaining to the 2002 Stock Incentive Plan of our report dated February 14, 2002 with respect to the consolidated financial statements of Standard Management International S.A. included in Standard Management Corporation's Annual Report on Form 10-K dated March 29, 2002 filed with the Securities and Exchange Commission.



/s/ KPMG Audit


Luxembourg
November 19, 2002